UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2019

INTELLIA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Erie Street, Suite 130

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices, and Zip Code)

(857) 285-6200

Registrant’s Telephone Number, Including Area Code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trade Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	NTLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

In July 2018, Intellia Therapeutics, Inc. (the “Company”) and Regeneron Pharmaceuticals, Inc. (“Regeneron”) entered into a Co-Development and
Co-Promotion Agreement (the “TTR Co/Co”) for transthyretin amyloidosis (“ATTR”), which Regeneron had selected as the first of its 10 targets pursuant to the License and Collaboration Agreement between the Company and Regeneron, dated April 11, 2016 (the “Regeneron Agreement”). On December 13, 2019, Regeneron informed the Company that it would exercise its right under the TTR Co/Co to modify its share of worldwide development costs and profits from 50% to 25%, effective 6 months after its notice. Under the terms of the TTR Co/Co, Regeneron will continue to co-fund development costs and will be entitled to 25% of worldwide profits of any resulting ATTR products. Intellia continues to lead the development and commercialization of any resulting ATTR products. Intellia and Regeneron continue to collaborate under the Regeneron Agreement under which, subject to certain conditions, Regeneron may obtain exclusive rights for up to 10 targets (which, at this time, includes ATTR), as well as opt to co-develop and co-commercialize up to five liver targets selected by Intellia, during the collaboration term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Intellia Therapeutics, Inc.

Date: December 16, 2019	By:	/s/ John M. Leonard
	Name:	John M. Leonard
	Title:	Chief Executive Officer and President